                                                                EXHIBIT 27(e)(4)

================================================================================

Minnesota Life                                  POLICY CHANGE APPLICATION PART 1
                                                           UNDERWRITING REQUIRED

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Minnesota Life Insurance Company . Individual Policyowner Services . 400 Robert Street North . St. Paul, Minnesota 55101-2098
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ALL APPLICATIONS - PERSONAL INFORMATION
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POLICY NUMBER(S)                                                     INSURED'S BIRTHPLACE (State or Country if outside U.S.)

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INSURED'S NAME                                                       INSURED'S SOCIAL SECURITY NUMBER

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INSURED'S ADDRESS (Street, City, & Zip code.)                        INSURED'S DRIVER'S LICENSE NUMBER

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INSURED'S OCCUPATION                                                 INSURED'S INCOME

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OWNER'S NAME                                                         OWNER'S SOCIAL SECURITY/TAX I.D. NUMBER

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OWNER'S ADDRESS (Street, City, State, & Zip Code)               [ ] Check if new address and you want our records to reflect this.

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EFFECTIVE DATE  [ ] Current                             AMOUNT SUBMITTED: MAKE CHECKS PAYABLE TO MINNESOTA LIFE.     POLICY SENT
OF CHANGE       [ ] Other (Indicate month and reason)   $                                     [ ] Receipt given    [ ] Yes  [ ] No
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
LIFE INSURANCE (ALL PRODUCTS)

FACE/PREMIUM ADJUSTMENTS

[ ] Change face amount to: $_____________________

[ ] Change annual premium amount to: $___________________
    Premiums payable: [ ] Annual           [ ] Semi-annual [ ] Quarterly
                      [ ] Monthly Automatic                [ ] Payroll Deduction
                          Payment Plan #__________________     Plan #___________
                      [ ] List Bill Plan #___________

[ ] Change plan of insurance to:_______________________________________________

[ ] Credit a Non-Repeating Premium of: $_______________($500 minimum required)
    [ ] Increase face by Non-Repeating      [ ] Do not increase face by
        Premium amount.                         Non-Repeating Premium amount.
    [ ] All or part of the Non-Repeating premium is the result of surrendering or borrowing the cash value of another policy(ies).

[ ] Start a billable Non-Repeating Premium: Annual total $______________________
                                            ($600.00 Minimum annual total with a
                                             $2,400.00 minimum annual base
                                             premium.)
    Frequency:  [ ] Annual   [ ] Semi-annual   [ ] Quarterly   [ ] APP Monthly

[ ] Partial Surrender of: $_________________________(Complete Withholding
                                                     Election on page 2.)
    [ ] Maintain same face amount.       [ ] Reduce face amount.

[ ] Eliminate policy loan (if available).(Complete Withholding Election on
                                          Page 2.)
    [ ] Maintain same face amount.       [ ] Reduce face amount.
        Please note: Dividend additions and accumulations will be surrendered first.

PRODUCT ADJUSTMENTS (Policy required - if policy is lost, complete Lost Policy Declaration.)

Automatic Premium Loan Provision (APL), is automatically added at conversion or rollover unless indicated here.
[ ] Omit APL

[ ] Convert term insurance at attained age to:
    [ ] Variable           [ ] Adjustable  [ ] Variable         [ ] Adjustable
        Adjustable Life        Life            Adjustable Life      Life Horizon
                                               Horizon

        Partial conversion:[ ] Retain      [ ] Surrender balance
                               balance

[ ] Conversion of term agreement:   Name:______________________________________

[ ] Rollover at attained age to:
    [ ] Variable Adjustable Life (loans will be eliminated.) [ ] Adjustable Life
        Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%.

[ ] Combine policies and rollover at attained age to:
    [ ] Variable Adjustable Life (loans will be eliminated.) [ ] Adjustable Life
        Please note: Waiver will be a separate premium charge. Loan interest rate will be 8%. Policies must have same beneficiary and owner. Complete
        F. 17092-2a, Request to Change Beneficiary Name and/or Ownership, if needed.

F.MHC-44096 Rev.11-2000

BENEFIT AND AGREEMENT ADJUSTMENTS (Select only those available for the particular product.)

[ ] Maintain same total annual premium.  [ ] Change total annual premium accordingly.

                                            Add   Remove   Change      New
                                                           Amount     Amount
Accidental Death Benefit.................   [ ]     [ ]      [ ]    $_________
Additional Insured Agreement..............  [ ]     [ ]      [ ]    $_________ (Complete Family Term Agreement)
Additional Term Protection................          [ ]
Adjustable Survivorship Life Agreement      [ ]     [ ]      [ ]    $_________ Designated Life__________________________________
                                                                               (To add, attach application for Designated Life.)
Automatic Premium Loan....................  [ ]     [ ]
Business Continuation Rider...............  [ ]     [ ]      [ ]    $_________ Designated Life_________________________________
                                                                               (To add, attach application for Designated Life.)
Cost of Living Agreement..................  [ ]     [ ]
Face Amount Increase Agreement............  [ ]     [ ]      [ ]    $__________
Family Term-Children's Agreement..........  [ ]     [ ]      [ ]    $__________(Complete Family Term Agreement)
Family Term-Spouse Agreement..............  [ ]     [ ]      [ ]    $__________(Complete Family Term Agreement)
Guaranteed Protection Waiver..............  [ ]     [ ]
Inflation Agreement.......................  [ ]     [ ]
Policy Enhancement Rider..................  [ ]     [ ]      [ ]    _________% (Indicate whole number between 3 - 10%.)
Waiver of Premium Agreement...............  [ ]     [ ]
Other_____________________________________  [ ]     [ ]      [ ]    $__________

OTHER ADJUSTMENTS

[ ] Change Death Benefit Option to:  [ ] Cash  [ ] Protection (Default is cash if none selected.)
[ ] Remove/reconsider rating:
    [ ] Maintain same total annual             [ ] Reduce total annual premium
        premium.                                   accordingly.

[ ] Change dividend option to:_________

[ ] Reinstate

    I understand that this application may be attached to and considered part of the policy to which it applies. Also I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

WITHHOLDING FOR TAX PURPOSES - Required information for all partial surrenders and loan elimination's.

Social Security Number or Tax I.D. of owner:____________________________________
    (If a correct number is not provided, the IRS requires us to withhold 10% of any gain, irrespective of the withholding election.)

Withholding election if reissue results in a taxable gain (Withholding is automatic if no election is made).
    [ ] Yes, I elect withholding.  [ ] No, I do not elect withholding.

REPLACEMENT
Has there been or will there be a lapse, surrender, loan, withdrawal or other change to an existing life insurance or annuity as a result of, or in
anticipation of this application?    [ ] Yes  [ ] No
If yes, please indicate which coverage will be replaced in the box below and submit replacement forms where required.

LIFE INSURANCE IN FORCE AND PENDING (Complete for face increase and/or replacement requests.)
Do you have any life insurance in force or pending?   [ ] Yes   [ ] No
                                                      (If yes, indicate below.)

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                                                                                       Pending?
 Year                                                        Policy      Business/   ------------   Will it be
Issued   Amount    Type of Coverage    Full Company Name    Number(s)    Personal      Yes   No      Replaced?
--------------------------------------------------------------------------------------------------------------

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

                                                       F.MHC-44096-2 Rev.11-2000

DISABILITY AND OVERHEAD EXPENSE INSURANCE

PRE-DI '90 SERIES ADJUSTMENTS

NOTE: . Any increases to Pre-DI '90 policies must be done as an exchange to the DI '90 series by completing the lower half of this page.

      . GFIA and AMIO exercises must be added to an existing DI '90 series policy or submitted as a new application.

                                                                           New         Benefit      Waiting
                                                Decrease Risk  Remove     Amount       Period       Period
Base..........................................       [ ]               $___________  ___________  ___________
Additional Disability Monthly Income Agreement       [ ]        [ ]    $___________  ___________  ___________
Additional Disability Monthly Income Agreement       [ ]        [ ]    $___________  ___________  ___________
Additional Disability Monthly Income Agreement       [ ]        [ ]    $___________  ___________  ___________
Guaranteed Future Insurability Agreement......                  [ ]     [ ] RETAIN
Supplementary Income Benefit..................       [ ]        [ ]    $___________
Social Security Agreement.....................       [ ]        [ ]
Proportionate Benefit Agreement...............                  [ ]
Additional Monthly Income Option..............                  [ ]
Monthly Income Benefit Escalator..............       [ ]                [ ] 4%  [ ] 6%
Monthly Income Benefit Escalator..............                  [ ]     [ ] 4%  [ ] 6% [ ] 8%  [ ] 10%

OVERHEAD EXPENSE POLICIES ONLY:
Base..........................................       [ ]               $___________  ___________  ___________
Cost of Living Agreement......................                  [ ]
Replacement Expense Agreement.................                  [ ]
Transitional Disability Benefit Agreement.....                  [ ]

DI '90 SERIES
PRODUCT ADJUSTMENTS (Policy required--if policy lost, complete Lost Policy Declaration)
[ ] Exchange Pre-DI '90 Level Rate policy(ies) to DI '90 Level Rate. (Indicate
    Plan of Coverage below.)
[ ] Exchange Pre-DI '90 Step Rate policy(ies) to DI '90 Annual Renewable
    Disability Income(ARDI).
    (Indicate Plan of Coverage below.)
[ ] Change Pre-DI '90 Step Rate or DI '90 ARDI Policy(ies) to DI '90 Level Rate
    Policy. (Indicate Plan of Coverage below.)
    Premiums will be calculated at attained age.
[ ] Change DI '90 Series policy Plan of Coverage. (Indicate Plan of Coverage below.)

PLAN OF COVERAGE (Indicate one section--A or B.)
    A. [ ] Disability Income          B. [ ] Disability Income
           Insurance Policy                  Insurance Policy Plus
           (all occupation classes).         (class *P, 1*, *S, 1 only).

BENEFIT AND AGREEMENT ADJUSTMENTS

                                                                                       New          Benefit       Waiting
                                                 Add    Change    Renew    Remove     Amount        Period        Period
Base...........................................           [ ]                       $___________  ___________   ___________
Additional Disability Monthly Income Agreement*  [ ]      [ ]                [ ]    $___________  ___________   ___________
Additional Disability Monthly Income Agreement*  [ ]      [ ]                [ ]    $___________  ___________   ___________
Additional Disability Monthly Income Agreement*  [ ]      [ ]                [ ]    $___________  ___________   ___________
Supplementary Income Benefit(365)..............  [ ]      [ ]                [ ]    $___________                ___________
Social Security Agreement......................  [ ]      [ ]                [ ]    $___________  ___________   ___________
Inflation Protection Agreement.................  [ ]      [ ]                [ ]    [ ] 4%   [ ] 6%
Guaranteed Increase Agreement..................                    [ ]       [ ]
Guaranteed Increase Agreement Plus.............                    [ ]       [ ]
Future Income Protection Agreement.............  [ ]      [ ](Increase       [ ]    $___________ aggregate
                                                                only)
* [ ]  Check here if this is a GFIA/FIPA/AMIO exercise. From policy #_______________________

                                                       F.MHC-44096-3 Rev.11-2000

ADJUSTMENTS - ALL SERIES

[ ] Remove/Reconsider

       [ ] Rating        [ ] Exclusion Rider

[ ] Add Discount (Choose one selection from A., and/or select B.)
    A. [ ] Association Discount # _____________ B. [ ] Income Documentation
       [ ] Employer/Employee Discount # _______        Discount (For 1994 Rates
           (Include F. 37443)                          only. Complete income
       [ ] Professional Group Discount # ______        section and submit
                                                       appropriate income
                                                       documentation.)
[ ] Reinstate

    I understand that this application may be attached to and considered part of the policy to which it applies. Also I understand that this policy will be contestable, as to representations in this application, from the date of reinstatement for the time period stated in the incontestable provision of the policy.

[ ] Change contract to level rate.
[ ] Change dividend  option to:  [ ] Reduce premiums  [ ] Accumulate  [ ] Cash
[ ] Change premium payment frequency to:
    [ ] Annual   [ ] Semi-annual   [ ] Quarterly
    [ ] Automatic Payment Plan #_____   [ ] Payroll Deduction/List Bill # _____

REPLACEMENT - COMPLETE FOR ALL INCREASES IN RISK

Will you drop any existing disability, overhead expense, or any other accident and sickness insurance when this coverage is issued? [ ] Yes [ ] No

If yes, I agree upon accepting this policy to drop the coverage indicated below.
Note: please submit replacement forms where required.

DISABILITY AND OVERHEAD EXPENSE IN FORCE OR PENDING (If none, insert "None.")

Do you have any disability insurance in force or pending? [ ] Yes [ ] No If yes, complete below.

List Disability with all companies including Group, Pension of Retirement Plans, Salary Continuation Plans, Association Plans, Credit Insurance Plans, Overhead Expense Plans, and any other Disability or Health Coverage. Also include coverage for which the Insured will become eligible in the next five years after a qualifying period of employment has been met.

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 Paid To                                 Policy    Benefit    Elimination    Pending?    Will it be
  Date      Amount    Type    Company   Number(s)  Period       Period       Yes  No      Replaced?
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

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

OCCUPATION

A. Change Occupational Class to: [ ] *P [ ] 1* [ ] *S [ ] 1 [ ] 2 [ ] 3 ________
B. Occupational title and/or professional designation: _________________________ Nature of business: ____________________________________________________________

OCCUPATIONAL DETAILS (Provide description of daily job activities and percentage spent on each.)

--------------------------------------------------------------------------------
                Duties                                   Percentage
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

A. Number of years employed by current employer? _______________________________
B. How many hours does Insured work per week on an average? ____________________
C. How many full-time employees report to Insured? _____________________________
D. Does Insured have any part-time or full-time jobs other than the above?
   [ ] Yes [ ] No ______________________________________________________________
If yes, provide full details ___________________________________________________

                                                       F.MHC-44096-4 Rev.11-2000

INCOME

Fill in amounts that are (or will be) shown on the Insured's individual and/or business income tax forms and supporting schedules. Note: Do not list income that is not reported to the IRS. Explain any significant fluctuations between years in Remarks. Ask for third party income verification on all disability applications. Complete sections A-G:

                                                    Current   Last     Two
                                                     Year     Year   Calendar
A. EARNED INCOME (Fill in all which apply.)        ________ ________ Years ago__
   1. Non-owner Employee's salary, bonus, and
      profit sharing (Form W-2).                   ________ ________ ___________
   2. a. Owner of Regular or S Corporation's
         salary and bonus (Form W-2).              ________ ________ ___________
      b. Owner's share of after tax corporate
         profits or losses (after expenses)
         provided the Insured has significant
         ownership and is active in the corporation
         (Form 1120 or 1120S). If losses, indicate
         with parentheses.                         ________ ________ ___________
      c. Pension plan or other contributions that
         would cease if the Insured became
         disabled.                                 ________ ________ ___________
   3. Sole Proprietor net income, after expenses
      (Form 1040 Schedule C).                      ________ ________ ___________
   4. Share of partnership net income, after
      expenses (Insured's Schedule K-1 or Form
      1040 Schedule E).                            ________ ________ ___________
   5. Other earned income (describe in Remarks).   ________ ________ ___________
   6. Total earned income.                         ________ ________ ___________

B. UNEARNED INCOME - This includes capital gains,
   interest, dividends, tax exempt unearned income,
   income from other investments, net rental income,
   pensions, annuities, and alimony. Itemize in
   Remarks if exceeding 15% of earned income or
   $125,000.                                       ________ ________ ___________

C. NET WORTH is the Insured's net worth, exclusive of primary residence, greater
   than $4,000,000?                                               [ ] Yes [ ] No

   If yes, itemize the net worth in Remarks.

D. Premiums will be
   paid by:               [ ] Insured
                          [ ] Employer - Will any portion of the premium be
                              included in your taxable income?    [ ] Yes [ ] No
                              If yes, provide details in Remarks.
                          [ ] Other (Indicate name and address in Remarks.)

   (NOTE: Individual paid Issue and Participation limits should be used for those Insureds who are owners in a Sole Proprietorship, Partnership, or S Corporation. Employer paid issue and Participation limits can be used for Owners of a Regular Corporation when the Corporation is paying the premium and for Non-Owner Employees when the Employer is paying the premium.)

E. Is the Insured self-employed, including any partial ownership? [ ] Yes [ ] No (if yes, answer questions F. and G.)

F. For tax purposes the Insured's business is set up as a/an:
   [ ] Sole            [ ] Partnership   [ ] Regular          [ ] S Corporation
       Proprietorship                        Corporation

G. What is the Insured's ownership? ___________%

REMARKS:________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                                       F.MHC-44096-5 Rev.11-2000

ALL PRODUCTS (Complete for all requests.)

Special activities and other insurance activity (Provide details in space provided to all yes answers.)

A. Do you plan to change jobs within the next 12 months?         [ ] Yes  [ ] No
   (If yes, please advise of the industry, company, and location to which you are planning to go. If you do not know the
   specifics yet but are contemplating such a change, please
   provide as many details as you can.)
   _____________________________________________________________

B. Do you plan to travel or reside outside of the U.S. in the    [ ] Yes  [ ] No
   next three years?
   If yes, please provide the country(ies) and city(ies) you will be visiting or moving to and whether this is for business or pleasure. _______________________________________
   How long will you be there? _______ How frequently will you be visiting if more than once?________

C. Have you, within the last five years, or do you plan in the   [ ] Yes  [ ] No
   next six months, to pilot a plane?
   (If yes, complete the Aviation Statement F. MHC-4883.)

D. Have you, within the last five years, or do you plan in the   [ ] Yes  [ ] No
   next six months, to engage in sky diving, organized vehicle racing, mountain/rock climbing, hang gliding, underwater diving, bungee jumping, or other activity requiring special equipment and/or training?
   (If yes, complete Avocation Statement F. MHC-11393.)

E. Have you, within the last five years, been declined,          [ ] Yes  [ ] No
   modified, rated, or been issued a rider for life or disability insurance?

F. Within the last year have you missed any work due to illness [ ] Yes [ ] No or injury?

G. Are you in the Armed Forces, National Guard, or Reserves?     [ ] Yes  [ ] No
   (If yes, complete Military Statement F. MHC-4883.)

H. Have you applied elsewhere for insurance within the last six [ ] Yes [ ] No months?

DRIVING AND CONVICTION HISTORY (Provide details in Additional Information.)

A. In the last five years, have you been charged with a driving [ ] Yes [ ] No while intoxicated violation, had your driver's license restricted or revoked, or been cited with a moving violation?

B. Except for traffic violations, have you ever been convicted   [ ] Yes  [ ] No
   of a felony?

NON-SMOKER STATEMENT

[ ] Add non-smoker designation.

    I do not currently smoke any cigarettes, nor have I smoked cigarettes for the past 12 months. (If tobacco other than cigarettes is used, list type ________________ and frequency _________________.) I understand that a material misrepresentation, including but not limited to statements regarding my smoking status, may result in the cancellation of insurance and nonpayment of any claim.

LOST POLICY DECLARATION

[ ] I am not able to find the policy(ies) listed on page 1. I agree that when the duplicate policy(ies) is provided to me, the original policy(ies) will be void. I also agree that if the original policy(ies) is found, it will be returned to the Company immediately.

    [ ] Provide duplicate  [ ] Provide      [ ] Rollover/conversion/exchange
        policy.                certificate.     - provide duplicate policy.

[ ] Payment of fee for duplicate or new policy:

    [ ] Fee is attached. [ ] Take fee from     [ ] See "Additional Information"
                             policy cash value.    for fee payment instructions.

ADDITIONAL INFORMATION



HOME OFFICE ENDORSEMENTS

Home Office Corrections of Additions - Acceptance of the policy shall ratify changes entered here by Minnesota Life. Not to be used in CA (for Disability only), IA, IL, KS, KY, MD, MI, MN, MO, NH, NJ, OR, PA, TX, WI, or WV for change in age, amount, classification, plan or benefits unless agreed to in writing.

                                                       F.MHC-44096-6 Rev.11-2000